UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 756-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On August 4, 2015, the Board of Directors of St. Jude Medical, Inc. (the “Company”) increased the size of the Board from eight members to nine members and appointed David C. Dvorak to fill the vacancy, effective immediately, with a term expiring at the annual meeting of shareholders to be held in 2018.  Mr. Dvorak was also appointed to serve on the Governance and Nominating Committee of the Board of Directors.

Mr. Dvorak, age 51, has served as the President and Chief Executive Officer and a member of the Board of Directors of Zimmer Biomet Holdings, Inc. (“Zimmer”) since May 2007. Zimmer is a global leader in the design, development, manufacture and marketing of orthopedic reconstructive, spinal and trauma devices, biologics, dental implants and related surgical products and also provides other healthcare related services. Prior to that, Mr. Dvorak served as Group President, Global Businesses and Chief Legal Officer of Zimmer from December 2005. From October 2003 to December 2005, he served as Executive Vice President, Corporate Services, Chief Counsel and Secretary, as well as Chief Compliance Officer of Zimmer. He currently serves on the Board of the Advanced Medical Technology Association (“AdvaMed”) and was Chairman of the Board of AdvaMed from 2012 to 2014. Mr. Dvorak joined Zimmer in 2001. He earned a B.S. in business administration (finance) from Miami University (Ohio) and a J.D., magna cum laude, from Case Western Reserve University School of Law.

For his service on the Board of Directors, Mr. Dvorak will receive the standard compensation for non-employee Directors as described in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders held on May 7, 2015 filed with Securities and Exchange Commission on March 25, 2015 and incorporated herein by reference, and will be provided with the Company’s standard form of Indemnification Agreement for non-employee Directors, a copy of which is filed as Exhibit 10.2 to the Company’s Form 10-K for the year ended January 1, 2011 and incorporated herein by reference.  Other than as described herein, there are no arrangements or understandings between Mr. Dvorak and any other persons pursuant to which Mr. Dvorak was selected as a Director of the Company.  Mr. Dvorak does not have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. The Board of Directors has determined that Mr. Dvorak is independent for purposes of the Company’s Bylaws and the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission.

A press release dated August 5, 2015 announcing Mr. Dvorak’s appointment as a Director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

99.1  Press release dated August 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015	ST. JUDE MEDICAL, INC.

	By:	/s/ Jason Zellers
Jason Zellers
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated August 5, 2015.